FIRST AMENDMENT TO
FUND PARTICIPATION AND SERVICE AGREEMENT

This First Amendment (“Amendment”) dated as of ________________________, and effective as of May 1, 2015, is by and among Principal Life Insurance Company, Principal National Life Insurance Company (collectively “Insurance Company”), for themselves and on behalf of one or more separate accounts of the Insurance Company (“Separate Accounts”), American Funds Distributors, Inc. (“AFD”), American Funds Service Company (“Transfer Agent”), Capital Research and Management Company (“CRMC”), and the American Funds Insurance Series (the “Series). This Amendment amends the Fund Participation and Service Agreement (the “Agreement”) dated May 1, 2014. All capitalized terms used herein but not otherwise defined shall have the meaning ascribed such term in the Agreement.

WHEREAS, Insurance Company, AFD, Transfer Agent, CRMC and Series desire to amend the Agreement.

NOW, THERFORE, the Agreement is amended as follows:

1.	Section 2 is deleted in its entirety and replaced with the following :

The Series will pay a Rule 12b-1 fee to an affiliated broker-dealer of Insurance Company, to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2, 4 and P2 shares of each Fund attributable to the Contracts for as long as the Series’ Plans of Distribution pursuant to Rule 12b-1 under the 1940 Act remains in effect.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

PRINCIPAL LIFE INSURANCE COMPANY,
for itself and on behalf of the Separate Accounts

By:    _________________________________
Name:
Title:

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY,
for itself and on behalf of the Separate Accounts

By:    ___________________________________
Name:
Title:

AMERICAN FUNDS DISTRIBUTORS, INC.

By:    ____________________________________
Name:
Title:

AMERICAN FUNDS INSURANCE SERIES

By:    ____________________________________
Name:
Title:

AMERICAN FUNDS SERVICE COMPANY

By:    _____________________________________
Name:
Title:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:    _______________________________________
Name:
Title